QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Robin Gervasoni
Phone: (610) 430-7258
Fax: (610) 436-1761
Email: robin_gervasoni@vwr.com

VWR International to Hold Full-Year 2004
Financial Results Conference Call

WEST CHESTER, PA, April 6, 2005—VWR International, a leader in the global research laboratory industry, will hold a conference call on Tuesday, April 12, to discuss its financial results for the year ended December 31, 2004.

Who:	Walter W. Zywottek, President and Chief Executive Officer Jack L. Wyszomierski, Executive Vice-President & Chief Financial Officer
When:	Tuesday, April 12, 2005 8:30 a.m. Eastern Time (ET)
How:
Interested parties may participate by dialing 1-877-253-6643 (U.S. and Canada) or 1-706-643-0879 (outside U.S. and Canada). A replay of the call will be available from 10:30 a.m. ET on April 12 through Tuesday, April 19, by dialing 1-800-642-1687 (U.S. and Canada) or 1-706-645-9291 (outside U.S. and Canada), pass code for both replay numbers: 5390305.

Information:	VWR International's Annual Report on Form 10-K for the year-ended December 31, 2004 was filed on April 6, 2005 with the Securities and Exchange Commission.

About VWR International, Inc.

VWR International is a leader in the global research laboratory industry with worldwide sales of $3.0 billion US dollars. VWR's business is highly diversified across a spectrum of products and services, customer groups and geography. The company offers more than 750,000 products, from more than 5,000 manufacturers, to over 250,000 customers throughout North America and Europe. VWR's primary customers work in the pharmaceutical, life science, chemical, technology, food processing and consumer product industries. Other important customers include universities and research institutes; governmental agencies; environmental testing organizations; and primary and secondary schools. VWR International affiliates operate in 18 countries and employ approximately 6,000 people. The company's mission is to deliver excellence in the distribution of scientific supplies. The VWR International Group is headquartered in West Chester, Pennsylvania.

For more information on VWR International, phone 1-800-932-5000, visit www.vwr.com, or write, VWR International, Inc., 1310 Goshen Parkway, P.O. Box 2656, West Chester, PA 19380-0906.

VWR International and design are trademarks of VWR International, Inc.

#        #        #

QuickLinks

  Exhibit 99.1